UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2014

NATE’S FOOD CO.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-52831	46-3403755
(Commission File No.)	(IRS Employer Identification No.)

15061 Springdale, Suite 113,

Huntington Beach, California 92649

(Address of principal executive offices) (zip code)

(661) 418-7842

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

 Item 8.01 Other Information

1. The Company is currently finalizing its strategic sales plan. The strategic plan is used by the Company to coordinate its sales and marketing functions to drive customers to its products. Currently, the Company is looking at a 3-phase rollout process.

Phase 1: rollout with one division of a membership store (i.e. Costco) and then proceed to expand throughout the other divisions. The Company has internally used Costco as a possible customer for its first phase.

Phase 2: introduce the product to convenient stores such as 7-11. The Company prefers the convenient store model because the number of convenient stores is significantly higher than traditional retail grocery stores. For example, 7-11 has 54,200 stores in 16 countries of which 10,400 are in North America. These stores provide a large footprint in North American but also allow was easy expansion internationally.

Phase 3: This phase consists of placement of the Company’s products in Walmart and/or Target.

The Company is still finalizing it strategy and is preparing for deliveries to begin March 1st or April 1st.

2. On December 1, 2014 the Company placed its initial purchase orders, through SouthCorp Capital, supplies for the initial product deliveries. The supplies typically take 4-6 weeks from ordering date to arrive. As such, the Company will begin ordering supplies to satisfy up to 3 months of orders.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nate’s Food Co.

Dated: December 2, 2014	By:	/s/ Nate Steck
	Name:	Nate Steck
	Title:	CEO